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                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE

SEPRACOR ANNOUNCES TWO-FOR-ONE STOCK SPLIT

MARLBOROUGH, Mass., Jan. 20/PRNewswire/ -- Sepracor Inc. (Nasdaq: SEPR - NEWS) today announced that its Board of Directors approved a 2-for-1 stock split. On February 25, 2000, stockholders will receive one additional share for every share they own as of the close of business on the record date of February 1, 2000. As of January 19, 2000, before the effects of the stock split, there were 33,756,988 shares outstanding.

Sepracor is a specialty pharmaceutical company that develops and commercializes potentially improved versions of widely-prescribed drugs. Referred to as Improved Chemical Entities ("ICE"), Sepracor's ICE(TM) Pharmaceuticals are being developed as proprietary, single-isomer or active-metabolite versions of these leading drugs. ICE Pharmaceuticals are designed to offer meaningful improvements in patient outcome through reduced side effects, increased therapeutic efficacy, improved dosage forms, and in some cases the opportunity for additional indications.

To receive a copy of this release or any recent release via fax, call Sepracor's automated news fax line at 1-800-758-5804 ext. 780960

     -        Contacts:
     -        David P. Southwell
     -        Chief Financial Officer
     -        Sepracor Inc.
     -        Jonae R. Barnes
     -        Executive Director
     -        Investor Relations
     -        Sepracor Inc.
     -        (508) 481-6700